UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2010
TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 523-9897
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to Mr. Zachary C. Parker is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2010, TeamStaff, Inc. (the “Company” or “TeamStaff”) entered into an employment agreement with Mr. Zachary C. Parker pursuant to which he will become Chief Executive Officer and President of TeamStaff commencing on February 22, 2010. Mr. Parker was also elected to the serve on the Company’s Board of Directors as a Class III Director effective as of February 22, 2010. Mr. Parker succeeds Rick J. Filippelli, who served as the Company’s Chief Executive Officer and President and a member of its Board of Directors. Mr. Filippelli resigned from his positions with TeamStaff effective February 5, 2010. Also, on February 5, 2010, the Board of Directors named Cheryl Presuto, the Company’s Chief Financial Officer, as the Company’s Acting President until Mr. Parker commences employment as TeamStaff’s Chief Executive Officer and President. On February 10, 2010, the Company issued a press release announcing these matters, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Biographical Information.
Zachary Parker, 52, brings to TeamStaff experience in the government services industry in a variety of leadership roles focused on the provision of program management and systems engineering services, logistics and complementary services for the U.S. Department of Defense, civil agencies and commercial clients. From March 2008 to February 2010 Mr. Parker held increasing leadership positions with aerospace and defense service provider VT Group plc’s US operations.  These included President of VT Griffin, its largest US entity, and Corporate Executive VP for business development for the entire US operations. In that capacity, Mr. Parker was responsible for strategic planning, new business development and overseeing business intelligence and market research and communications. Mr. Parker joined the VT Group following a nineteen year career with Northrop Grumman where he held a number of key leadership and business development positions, including the position of Executive Director, Business Development, which he held from March 2005 to February 2008. Mr. Parker is active in both professional and community associations including the Governmental Affairs Committee of the Washington DC-based Professional Services Council and has served as industry co-chair of the Government/Industry Partnership Executive Council. Mr. Parker earned his bachelors degree from California State University, Northridge, with honors, specializing in Human Factors Engineering and has completed post-graduate studies.
Employment Arrangements.
On February 9, 2010, the Company entered into an employment agreement with Mr. Parker, the terms of which are summarized below. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Under the employment agreement, Mr. Parker will assume the positions of Chief Executive Officer and President on February 22, 2010.
•	The employment agreement is for an initial term expiring September 30, 2013. Under the employment agreement, Mr. Parker will receive a base salary of $288,000. Upon any termination of the Employee’s employment on or after the expiration date, other than cause (as defined in the employment agreement), Mr. Parker will be entitled to a severance payment equal to 12 months of his then-current base salary.

•	Mr. Parker may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the committee at the commencement of each fiscal year. For the period commencing on the effective date of the employment agreement and September 30, 2010, Mr. Parker shall be guaranteed a bonus of $45,000. The committee will establish performance targets for the balance of fiscal 2010 in consultation with Mr. Parker within 30 days of the commencement date to enable him to earn an additional bonus for fiscal 2010, not to exceed in the aggregate 70% of the portion of the base salary actually paid in fiscal 2010.
•	The company granted Mr. Parker options to purchase 500,000 shares of common stock under the Company’s 2006 Long Term Incentive Plan (the “2006 Plan”). The options shall vest as follows: 50,000 options vest on the commencement of his employment; 150,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $4.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $6.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $7.00 per share for ten consecutive trading days; and the remaining 100,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $9.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $1.03, which was the closing price of the Company’s common stock on the date of execution of the employment agreement. As used in the employment agreement, closing price shall mean the closing price of the Company’s common stock as reported on the principle exchange on which they are listed; provided, however, that in the event of a Change in Control, the closing price shall be equal to the “Change in Control Price”, as defined in the 2006 Plan.
•	In the event of the termination of his employment, the options granted under the employment agreement will be treated as follows: (i) in the event his employment is terminated for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void; (ii) in the event Mr. Parker’s employment with the Company is terminated due to death, or disability, his (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of 12 months, but in no event after the expiration of the option; (iii) in the event of a termination of his employment other than for good reason, such options, to the extent vested as of the date of termination, shall remain exercisable for a period of three months following such termination date, but in no event after the expiration of option; (iv) in the event Mr. Parker’s employment is terminated by the Company without cause, or by him for good reason, as such terms are defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan; and (v) in the event of a Change of Control, as defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan.
•	In the event of the termination of employment by us without “cause” or by Mr. Parker for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date.
•	In the event of the termination of his employment due to his death, Mr. Parker’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the maximum bonus Mr. Parker had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which he was terminated.

•	If Mr. Parker’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.
•	In the event that within 90 days of a “Change of Control” as defined in the employment agreement, (a) Mr. Parker is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him, the following compensation and benefits: (i) the accrued compensation; (ii) the continuation benefits; and (iii) a lump sum payment equal to 150% of his base salary in effect on the effective date of the change of control. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Parker.
•	Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

Item 9.01	Financial Statements and Exhibits
The following exhibits are attached to this Form 8-K:

Exhibit
(d)	Number	Exhibit Title or Description
	10.1	Employment Agreement with Zachary C. Parker, dated February 9, 2010.
	99.1	Press Release dated February 10, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Cheryl Presuto
	Name:	Cheryl Presuto
	Title:	Acting President and Chief Financial Officer
Date: February 11, 2010
EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement with Zachary C. Parker, dated February 9, 2010.
99.1	Press Release dated February 10, 2010.

5